UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2007

GLOBAL ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State of Incorporation)

000-28025

(Commission File Number)

86-0951473

(I.R.S. Employer Identification Number)

Migdal Aviv, 7 Abba Hilel Street, Ramat Gan Israel, 52520

(Address of principal executive offices, including zip code)

011-972-3-591-3952

(Registrant's telephone Number, including area code)

520-1122 Mainland Street, Vancouver, British Columbia, Canada V6B 5L1

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 1, 2007 we entered into an agreement (the “DeMonte Agreement”) with DeMonte Associates (“DeMonte”) to provide investor relations and marketing services to the Company. Under the terms of the DeMonte Agreement, DeMonte will be paid a monthly fee of US $5,000 plus pre-approved out of pocket expenses. The DeMonte Agreement is for a period of six months and may be terminated by the Company by 30 days written notice to DeMonte.

On May 2, 2007 we entered into an agreement (the “PWC Agreement”) with PricewaterhouseCoopers Israel (“PWC”) to provide tax services to the Company. Under the terms of the PWC Agreement, PWC will be paid an hourly fee ranging from US $100 to US $380 depending on level of the tax professional. The Company will also cover out of pocket expenses. The PWC Agreement is for an indefinite period, and either party has the right to terminate the PWC Agreement by providing the other party with 30 days written notice.

Item 9.01. Financial Statements and Exhibits.

A copy of the following documents are included as exhibits to this current report on Form 8-K pursuant to Item 601 of Regulation SB:

10.1	DeMonte Agreement

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL ENERGY INC.

Per: /s/ Asi Shalgi

Asi Shalgi

President and CEO

Dated: May 29, 2007